Exhibit 10.10

EXECUTION VERSION

OPTION AGREEMENT

This Option Agreement (this “Agreement”), dated as of June 1, 2016 (the “Effective Date”), is by and between Roivant Sciences Ltd., a Bermuda exempted company (“Roivant”), and Myovant Sciences Ltd., a Bermuda exempted company previously known as Roivant Endocrinology Ltd. (“Myovant”). Each of RSL and Myovant may be referred to herein as a “Party” and together as the “Parties”.

WHEREAS

A. Myovant is a subsidiary of RSL created for the development and commercialization of treatments for endocrine-related men’s health and women’s health diseases or disorders;

B. Myovant has entered into that certain License Agreement with Takeda Pharmaceuticals International AG dated April 29, 2016 (the “Takeda Agreement”) relating to certain compounds and products as potential treatments for endocrine-related men’s health and women’s health diseases or disorders; and

C. RSL wishes to grant to Myovant, and Myovant wishes to receive, an option to receive an assignment of any agreement that RSL or certain of its affiliates may enter into through which RSL or such affiliates acquire the rights to certain products for endocrine-related men’s health and women’s health diseases or disorders, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RSL and Myovant, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

1.1 “Affiliate” means any Person, other than a Party, that directly or indirectly owns, is owned by or is under common ownership with a Party to the extent of at least 50 percent of the equity having the power to vote on or direct the affairs of the entity, and any Person actually controlled by, controlling, or under common control with a Party; provided, however, for the purposes hereof, Myovant and any majority owned or controlled subsidiary of Myovant shall not be deemed to be an Affiliate of RSL (but such subsidiaries shall be deemed to be Affiliates of Myovant).

1.2 “Competing Product” means any small molecule oral GnRH receptor antagonist (other than a TAK-385 Licensed Product) for the treatment, prevention, cure, or control of Uterine Fibroids, Endometriosis, or prostate cancer.

1.3 “Complementary Product” means any pharmaceutical or biopharmaceutical product (other than a TAK-385 Licensed Product) for the treatment, prevention, cure, or control of Uterine Fibroids or Endometriosis, or for which the primary target Indication is hormone-sensitive prostate cancer.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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1.4 “Confidential Information” has the meaning ascribed in Section 4.1.

1.5 “Confirmation Notice” has the meaning ascribed in Section 3.4(b).

1.6 “Counterparty” means, with respect to a Collaboration Agreement, any party to such Collaboration Agreement other than RSL or a Covered Affiliate.

1.7 “Covered Affiliate” means any Affiliate of RSL that is not a public company.

1.8 “Disclosing Party” has the meaning ascribed in Section 4.1.

1.9 “Endometriosis” means a condition resulting from the presence of endometrial tissue outside the uterus.

1.10 “Exercise Notice” has the meaning ascribed in Section 3.2.

1.11 “First Commercial Sale” means the first sale of a TAK-385 Licensed Product by Myovant, its Affiliates, or its sublicensees to an end user or prescriber for use, consumption, or resale in any of the following countries: [***].

1.12 “Indemnitee” has the meaning ascribed in Section 5.3.

1.13 “Indemnitor” has the meaning ascribed in Section 5.3.

1.14 “Losses” has the meaning ascribed in Section 5.1.

1.15 “Option” has the meaning ascribed in Section 3.1.

1.16 “Option IP” means any patent rights, know-how, and other intellectual property specifically relating to any Option Product controlled by RSL or its Covered Affiliates following the Effective Date.

1.17 “Option Period” means the period commencing upon a Qualified IPO and ending two (2) years following the date of First Commercial Sale.

1.18 “Option Product” means a Complementary Product (other than a Competing Product) that is the subject of a RSL Collaboration Agreement.

1.19 “Person” means any individual, corporation, trust, estate, partnership, joint venture, company, association, governmental bureau or agency, or any other entity regardless of the type or nature thereof.

1.20 “Qualified IPO” means an initial public offering of shares of Myovant’s common stock through which Myovant raises at least [***] and lists Myovant’s common stock on either the NASDAQ or the New York Stock Exchange.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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1.21 “Receiving Party” has the meaning ascribed in Section 4.1.

1.22 “Recipient” has the meaning ascribed in Section 4.1.

1.23 “Reimbursable Costs” means, with respect to a RSL Collaboration Agreement (a) payments made by RSL or the applicable Covered Affiliate to the Counterparty pursuant to such RSL Collaboration Agreement, and (b) the fully-burdened cost incurred by RSL and its Covered Affiliates to conduct the development of Option Products under such RSL Collaboration Agreement. For purposes of this definition, the fully-burdened cost includes without limitation: (i) the costs of any materials used in conducting such development; (ii) the salary, stock option plan or other similar plans, benefits (if any) (including without limitation, medical plans and 401(k) or other retirement plans), or employment taxes (if any) of employees of RSL or any Covered Affiliate involved in conducting such development; (iii) related overhead expenses (including without limitation cost of facilities and utilities, insurance, and all general support, operational and business services); (iv) any and all licensing fees paid or payable to a Third Party for any intellectual property necessary or useful for the conduct of such development or resulting commercialization of the applicable Option Product(s) (provided that such intellectual property is transferred or assigned to Myovant in connection with the assignment of such RSL Collaboration Agreement; and (v) any depreciation, amortization or other cost recovery for financial accounting purposes related to assets of RSL or its Covered Affiliates to the extent such assets are used in conducting such development.

1.24 “Myovant Indemnitees” has the meaning ascribed in Section 5.1.

1.25 “Review Period” has the meaning ascribed in Section 3.4(b).

1.26 “RSL Collaboration Agreement” means any agreement entered into by RSL or a Covered Affiliate (a) alone or with others, to research (or fund any research), develop, make, use, sell, offer for sale, or import any Complementary Product (other than a Competing Product), or (b) with any Third Party with respect to a license or other acquisition of rights relating to any Complementary Product (other than a Competing Product).

1.27 “RSL Indemnitees” has the meaning ascribed in Section 5.2.

1.28 “TAK-385 Licensed Product” has the meaning ascribed in the Takeda Agreement.

1.29 “Third Party” means any Person other than RSL, Myovant and their respective Affiliates.

1.30 “Third Party Claim” has the meaning ascribed in Section 5.1.

1.31 “Uterine Fibroids” means the condition in which a non-cancerous tumor originates from the uterus.

2.	RSL COLLABORATION AGREEMENTS

2.1 RSL Collaboration Agreements. During the Option Period, within ten (10) business days following the later of a Qualified IPO or the execution of a RSL Collaboration

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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Agreement, RSL will provide (or cause the applicable Covered Affiliate to provide) Myovant with a true, correct and legible copy of such RSL Collaboration Agreement. If RSL or the applicable Covered Affiliate executes any amendments, side letters or other agreements with the Counterparty to such RSL Collaboration Agreement relating to such RSL Collaboration Agreement prior to the expiration of the Option Period, then within ten (10) business days following the execution of any such document, RSL will provide (or will cause the applicable Covered Affiliate to provide) Myovant with a true, correct and legible copy of such document.

2.2 Other Agreements. Following RSL’s receipt of an Exercise Notice, RSL will not, and will not permit the applicable Covered Affiliate to, enter into any amendment to such RSL Collaboration Agreement, nor any side letter or other agreement with the applicable Counterparty relating to such RSL Collaboration Agreement, without Myovant’s prior written consent.

3.	OPTION

3.1 Grant of Option. RSL hereby grants, on behalf of itself and its Covered Affiliates, to Myovant an option to receive an assignment and assume all of RSL’s or the applicable Covered Affiliate’s right, title and interest in and to each RSL Collaboration Agreement and the associated Option IP (the “Option”), subject to the terms and conditions of this Article 3.

3.2 Option Exercise. Myovant may exercise the Option with respect to a RSL Collaboration Agreement at any time during the Option Period by providing RSL written notice of exercise (the “Exercise Notice”).

3.3 Termination of Option. If RSL does not receive the Exercise Notice prior to the expiration of the Option Period, then the Option will terminate and RSL will have no further obligation to Myovant with respect to the applicable RSL Collaboration Agreement and associated Option IP.

3.4 Effect of Option Exercise.

(a) Statement of Reimbursable Costs; Other Information. Within [***] days of RSL’s receipt of the Exercise Notice, RSL will provide (or will cause the applicable Covered Affiliate to provide) Myovant with (i) a statement of all Reimbursable Costs incurred to date under the RSL Collaboration Agreement, and all further Reimbursable Costs reasonably anticipated by RSL or such Covered Affiliate to be incurred within the next [***] days, together with any supporting documentation reasonably requested by Myovant, (ii) a summary of current development and commercialization programs contemplated by Myovant with respect to the any Option Product, including a good faith estimate of the Reimbursable Costs that would be incurred by RSL during the next calendar year if such RSL Collaboration is not assigned to Myovant and (iii) to the extent that any documents or information described in Section 3.5(a) or (b) exists but has not yet been provided to Myovant, such documents and information.

(b) Assignment of RSL Collaboration Agreement. Upon Myovant’s receipt of the documents and information described in subsection (a) above, Myovant shall have [***] days (the “Review Period”) to provide RSL with written notice of its confirmation to accept of the RSL Collaboration Agreement (“Confirmation Notice”). Promptly upon the receipt of the

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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Confirmation Notice, RSL will assign (or cause the applicable Covered Affiliate to assign) to Myovant all of RSL’s or such Covered Affiliate’s right, title and interest in and to such RSL Collaboration Agreement. If Myovant fails to provide the Confirmation Notice prior to the expiration of the Review Period, then the Option with respect to such RSL Collaboration Agreement will be deemed to be terminated with the effects set forth in Section 3.3, but the Options for any other RSL Collaboration Agreements shall not be affected.

(c) Assignment of Option IP. Contemporaneously with the assignment of such RSL Collaboration Agreement, RSL will assign and cause its Covered Affiliates to assign to Myovant all Option IP.

(d) Reimbursable Costs. Following the assignment of such RSL Collaboration Agreement and Option IP, Myovant will reimburse RSL for one hundred and ten percent (110%) of RSL’s Reimbursable Costs, as follows: Within [***] days following RSL’s receipt of the Exercise Notice, RSL will provide to Myovant an invoice and accounting of the Reimbursable Costs through such date, together with any supporting documentation reasonably requested by Myovant, and Myovant will pay such invoices (if undisputed) within [***] days of receipt. Thereafter, RSL will provide to Myovant an invoice and accounting of the Reimbursable Costs on a monthly basis, together with any supporting documentation reasonably requested by Myovant, and Myovant will pay such invoices (if undisputed) within [***] days of receipt. If Myovant disputes any invoice, the Parties will promptly confer and attempt to resolve such dispute in good faith.

(e) Transition of Option IP. Concurrently with the assignment of a RSL Collaboration Agreement, the Parties will cooperate to transfer to Myovant as expeditiously as practicable the Option IP and full responsibility for the development and/or commercialization programs for the applicable Option Product, including all regulatory filings and correspondence, contracts, documentation and databases relating to such Option Product.

(f) RSL Collaboration Agreement. Concurrently with the assignment of a RSL Collaboration Agreement, the Parties will cooperate to transfer to Myovant as expeditiously as practicable all material correspondence relating to the applicable RSL Collaboration Agreement and all material documentation produced pursuant to such RSL Collaboration Agreement including, without limitation, meeting materials and minutes.

(g) Option Product Programs. Concurrently with the assignment of a RSL Collaboration Agreement, the Parties will cooperate to transfer to Myovant as expeditiously as practicable detailed reports regarding the plans and progress of the development and/or commercialization programs for the Option Product, and will respond as promptly as practicable to Myovant’s requests for clarification or additional information. RSL will provide Myovant with copies of all filings and correspondence with any regulatory authority relating to such Option Product.

3.5 Access to Books and Records. RSL will maintain, and will cause its Covered Affiliates to maintain, books and records pertaining to each RSL Collaboration Agreement and will make them available for inspection and audit, at Myovant’s expense, by a mutually acceptable independent certified public accounting firm during normal business hours upon reasonable prior written notice to RSL. RSL’s obligation to maintain such books and records

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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shall survive for one (1) year following the later of the expiration of the Option Period, the termination of this Agreement or the completion of all transition activities with respect to each assigned RSL Collaboration Agreement.

3.6 Use of Information. With respect to each RSL Collaboration Agreement, unless and until Myovant accepts the assignment of such RSL Collaboration Agreement, Myovant will use the information provided under Sections 3.4 and 3.5 solely to evaluate its interest in exercising the Option and accepting the assignment of such RSL Collaboration Agreement.

4.	CONFIDENTIALITY

4.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, and subject to the other applicable terms of this Article 4, the Parties agree that the receiving Party (the “Receiving Party”) will keep confidential and not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) that is disclosed to it by the other Party (the “Disclosing Party”) pursuant to this Agreement, including all information concerning any RSL Collaboration Agreement, Option Products and Option IP, and any other technical or business information of whatever nature concerning the Disclosing Party or its technology or business (collectively, “Confidential Information” of the Disclosing Party), except that the Receiving Party may disclose Confidential Information of the Disclosing Party to its Affiliates and its Affiliates’ respective officers, directors, employees, agents, subcontractors and consultants with a need to know such Confidential Information to assist the Receiving Party with the activities contemplated or required of it by this Agreement (and who will be advised of the Receiving Party’s obligations hereunder and who are bound by confidentiality and non-use obligations with respect to such Confidential Information no less onerous than those set forth in this Agreement) (each, a “Recipient”). For clarity, all information and materials provided by a Counterparty to RSL or a Covered Affiliate in connection with a RSL Collaboration Agreement is deemed to be the Confidential Information of RSL, subject to Section 4.6. Notwithstanding the foregoing, the Parties acknowledge the practical difficulty of policing the use of information in the unaided memory of the Receiving Party or its Recipients, and as such each Party agrees that the Receiving Party will not be liable for the use by any of its Recipients of specific Confidential Information of the Disclosing Party that is retained in the unaided memory of such Recipient; provided, that (a) such Recipient is not aware that such Confidential Information is the confidential information of Disclosing Party at the time of such use; (b) the foregoing is not intended to grant, and will not be deemed to grant, the Receiving Party, its Affiliates, or its Recipients (i) a right to disclose the Disclosing Party’s Confidential Information or (ii) a license under any Patents or other intellectual property right of the Disclosing Party; and (c) such Recipient has not intentionally memorized such Confidential Information for use outside this Agreement. For the purpose of this Article 4, the term “Disclosing Party” will include each Party and its Affiliates and their and its respective officers, directors, employees, agents, subcontractors and consultants who are directed or authorized to disclose such Party’s or Affiliates’ Confidential Information, and the term “Receiving Party” will include each Party and its Affiliates.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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4.2 Exceptions. Notwithstanding Section 4.1, the obligations of Section 4.1 will not apply to any specific Confidential Information that the Receiving Party thereof can demonstrate, in each case by competent evidence:

(a) was already known to the Receiving Party or any of its Recipients, other than under an obligation of confidentiality, at the time of disclosure;

(b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Recipients in breach of this Agreement;

(d) was subsequently lawfully disclosed to the Receiving Party or any of its Recipients without any obligation of confidentiality or non-use by a Person other than the Disclosing Party, and who, to the knowledge of the Receiving Party or such Recipient, did not directly or indirectly receive such information from the Disclosing Party or any of its Affiliates under an obligation of confidence; or

(e) was independently developed by the Receiving Party or any of its Recipients without use of or reference to any information or materials disclosed by the Disclosing Party.

Information specific to the use of certain compounds, methods, conditions or features will not be deemed to be within the foregoing exceptions merely because such information is embraced by general disclosures in the public domain or in the possession of the Receiving Party or its Recipients. In addition, a combination of information will not be deemed to fall within the foregoing exceptions, even if all of the components fall within an exception, unless the combination itself and its significance are in the public domain or in the possession of the Receiving Party prior to the disclosures hereunder. Notwithstanding anything to the contrary herein, neither the act of using information in a clinical trial nor the filing of information with a governmental authority shall, for the purpose of this Article 4, in and of itself be deemed to place such information in the public domain.

4.3 Permitted Disclosures. Notwithstanding the provisions of Section 4.1 or Section 4.2, the Receiving Party may disclose Confidential Information of the Disclosing Party if and to the extent such disclosure is reasonably necessary or useful in:

(a) the performance by the Receiving Party of its obligations or exercise of its rights as contemplated by this Agreement; provided that, wherever reasonable and practicable in the circumstances, the recipient of any such Confidential Information will be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the Receiving Party pursuant to this Article 4;

(b) prosecuting or defending litigation with respect to a Party or its Affiliates; provided that a protective order or any similar measures are sought by such Party with respect to the information to be disclosed, to the extent reasonably possible;

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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(c) complying with applicable laws; or

(d) disclosure to Third Parties in connection with:

(1)	due diligence or similar investigations by or on behalf of a Third Party in connection with an actual or potential marketing, distribution or supply agreement with, license to, or collaboration with, such Third Party;

(2)	an actual or potential merger with, or acquisition or investment by, such Third Party;

(3)	performance of any such license, collaboration or merger agreement; and

(4)	disclosure to actual or potential Third Party investors in confidential financing documents;

provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use substantially similar to the obligations of confidentiality and non-use of the Receiving Party pursuant to this Article 4.

4.4 Advance Notice of Compelled Disclosure. Notwithstanding the foregoing, in the event the Receiving Party or a Recipient is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 4.3(c) to comply with a subpoena or other legal order, it shall give reasonable advance notice to the Disclosing Party of such disclosure and give the Disclosing Party a reasonable opportunity to quash such subpoena or order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such subpoena or order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which such subpoena or order was issued; provided that, if such subpoena or order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such subpoena or order will be limited to the Disclosing Party’s Confidential Information that is legally required to be disclosed in response to such subpoena or order and will still be subject to the restrictions on use set forth in this Article 4.

4.5 Confidentiality of this Agreement and its Terms. Except as otherwise provided in this Article 4, each Party agrees not to disclose to any Third Party the existence of this Agreement or the terms and conditions of this Agreement without the prior written consent of the other Party.

4.6 Effect of Assignment of RSL Collaboration Agreements. If Myovant exercises the Option and accepts the assignment of a RSL Collaboration Agreement, then all Confidential Information relating to such Collaboration Agreement and the associated Option Products and Option IP will thereafter be deemed to be Myovant’s Confidential Information, such that Myovant will be deemed to be the Disclosing Party with respect to such Confidential Information and RSL will be deemed to be the Receiving Party with respect to such Confidential Information.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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5.	INDEMNIFICATION

5.1 Indemnification of Myovant. RSL will defend, indemnify and hold harmless each of Myovant, its Affiliates, and its and their respective directors, officers and employees (collectively, the “Myovant Indemnitees”) from and against any and all losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (“Losses”) from any claims, actions, suits or proceedings brought by a Third Party, including investigation by a regulatory authority, (each, a “Third Party Claim”) against any Myovant Indemnitee to the extent arising from, based upon or occurring as a result of: (a) the (i) negligence or willful misconduct of or (ii) violation of applicable laws or regulations by, in each case ((i) and (ii)), RSL or any of its Affiliates or its or their respective subcontractors in conducting any activity relating to an Option Product; or (b) any breach or default by RSL or its Affiliates or their respective employees, agents or contractors of any of the RSL Collaboration Agreement or of the confidentiality provisions of this Agreement; except that the foregoing indemnification obligations will not apply to the extent any such Third Party Claim falls within the scope of the indemnification obligations of Myovant set forth in Section 5.2, as to which Third Party Claim each Party will indemnify the other Party to the extent of its liability with respect to the Losses applicable to such Third Party Claim.

5.2 Indemnification of RSL. Myovant will defend, indemnify and hold harmless each of RSL, its Affiliates, and its and their respective directors, officers and employees (collectively, the “RSL Indemnitees”) from and against any and all Losses from any Third Party Claims against any RSL Indemnitee to the extent arising from, based on or occurring as a result of: (a) the (i) negligence or willful misconduct of or (ii) violation of applicable laws or regulations by, in each case ((i) and (ii)), Myovant or any of its Affiliates or its or their respective subcontractors in conducting any activity relating to an Option Product; or (b) any breach or default by Myovant or its Affiliates or their respective employees, agents or contractors of any RSL Collaboration Agreement assigned to Myovant or of the confidentiality provisions of this Agreement; except that the foregoing indemnification obligations will not apply to the extent any such Third Party Claim falls within the scope of the indemnification obligations of RSL set forth in Section 5.1, as to which Third Party Claim each Party will indemnify the other Party to the extent of its liability with respect to the Losses applicable to such Third Party Claim.

5.3 Procedure. A Party that intends to exercise its rights under this Article 5 (the “Indemnitee”) will promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Third Party Claim in respect of which the Indemnitee intends to exercise such rights. The Indemnitee will provide the Indemnitor with reasonable assistance, at the Indemnitor’s expense, in connection with the defense of the Third Party Claim. The Indemnitor will have the right to assume and conduct the defense of the Third Party Claim with counsel of its choice. The Indemnitee may participate in and monitor such defense with counsel of its choice, at its own expense. The Indemnitor will not settle any Third Party Claim without the prior written consent of the Indemnitee, not to be unreasonably conditioned, withheld or delayed, unless the settlement involves only the payment of money by the Indemnitor and does not involve any admission of liability or wrongdoing on the part of any Myovant Indemnitees or RSL Indemnitees, as applicable. So long as the Indemnitor is defending the Third Party Claim, the Indemnitee will not settle such Third Party Claim without the prior written consent of the Indemnitor, unless Indemnitee releases Indemnitor for all liability for such settlement.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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6.	TERM AND TERMINATION

6.1 Term. This Agreement will commence upon the Effective Date and terminate upon the earlier of (a) Myovant ceasing to be a direct or indirect subsidiary of RSL that is controlled by RSL, or (a) expiration of the Option Period. For the purposes of this Section 6. 1, the word “control” means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.

6.2 Termination. This Agreement may be terminated by a Party upon written notice by such Party to the other Party if the other Party is in material breach of this Agreement and has not cured such breach within thirty (30) days after notice from the terminating Party detailing the specific material breach that is alleged. Any such termination shall become effective at the end of such thirty (30)-day period unless the breaching Party has cured any such breach prior to the end of such period.

6.3 Survival. Articles 1, 4, 5 and 7 and Sections 3.5, 3.6 and 6.3 will survive any termination of this Agreement.

7.	GENERAL TERMS

7.1 Notices. Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement will be in writing, signed by the Party giving such notice, election, offer, acceptance, or demand and will be delivered personally, by messenger, courier service, telecopy, first class mail or similar transmission, to the Party, at its address on file with the Party giving such notice, election, offer, acceptance or demand or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, will be the date of such notice, election, offer, acceptance, or demand.

7.2 Force Majeure. If the performance of any part of this Agreement by a Party, or of any obligation under this Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, on giving written notice to the other Parties, be excused from such performance to the extent of such prevention, restriction, interference, or delay, provided that the affected Party will use its reasonable best efforts to avoid or remove such causes of nonperformance and will continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties will discuss in good faith what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

7.3 Successors and Assigns. This Agreement may not be assigned or otherwise conveyed by any Party without the prior written consent of the other Party; provided, however that such prior written consent will not be required for an assignment to an Affiliate of a Party. This Agreement will be binding on and inure to the benefit of the Parties hereto and their respective successors, successors in title and assigns to the extent that such assignment is permitted under this Section.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

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7.4 Entire Agreement, Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, and communications between the Parties, whether oral or written, relating to the same subject matter. No change, modification, or amendment of this Agreement will be valid or binding on the Parties unless such change or modification will be in writing signed by the Party or Parties against whom the same is sought to be enforced.

7.5 Remedies Cumulative. The remedies of the Parties under this Agreement are cumulative and will not exclude any other remedies to which the Party may be lawfully entitled.

7.6 Not for the Benefit of Third Parties. This Agreement is for the exclusive benefit of the Parties to this Agreement and not for the benefit of any Third Party.

7.7 Further Assurances. Each Party hereby covenants and agrees that it will execute and deliver such other documents as may be required to implement any of the provisions of this Agreement.

7.8 No Waiver. The failure of any Party to insist on strict performance of a covenant hereunder or of any obligation hereunder will not be a waiver of such Party’s right to demand strict compliance therewith in the future, nor will the same be construed as a novation of this Agreement.

7.9 Captions. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

7.10 Number and Gender. Whenever required by the context, the singular number will include the plural, the plural number will include the singular, and the gender of any pronoun will include all genders.

7.11 Counterparts. This Agreement may be executed in multiple copies, each one of which will be an original and all of which will constitute one and the same document, binding on the Parties, and each Party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

7.12 Governing Law and Jurisdiction. This Agreement and the legal relations between the Parties will be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of laws rules. The courts located within the state of New York will have exclusive jurisdiction over any and all disputes between the Parties, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the Parties consent to and agree to submit to the exclusive jurisdiction of such courts. Each Party waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (a) such Party is not personally subject to the jurisdiction of such courts, (b) such Party and such Party’s property is immune from any legal process issued by such courts or (c) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum.

7.13 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder will fall on a Saturday, Sunday, or any public or legal

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

CONFIDENTIAL

holiday in New York, New York, or Bermuda, the Party having such privilege or duty will have until 5:00 p.m. Eastern Time on the next succeeding business day to exercise such privilege or to discharge such duty.

7.14 Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability will not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

7.15 Costs and Expenses. Unless otherwise provided in this Agreement, each Party will bear all fees and expenses incurred in performing its obligations under this Agreement.

7.16 Meaning in Notices. Unless a contrary indication appears, a term used in any notice given under or in connection with this Agreement has the same meaning in that notice as in this Agreement.

[Signature Page Follows]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Confidential

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ROIVANT SCIENCES LTD.		MYOVANT SCIENCES LTD.

By:	/s/ Marianne L. Romeo	By:	/s/ Marianne L. Romeo

Name:	Marianne L. Romeo	Name:	Marianne L. Romeo

Title:	Head, Global Transactions & Risk Management	Title:	Head, Global Transactions & Risk Management

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.